Exhibit 10.18

ISO AGREEMENT

This ISO Agreement ("Agreement") is made and entered into as of the 10th day of June, 2011 ("Effective Date") by and between .Ad Shark, Inc., a California corporation (herein referred to as "ISO") and Iconosys, Inc., a California corporation (herein referred to as the "Company"), whose address is: 27665 Forbes Road #103, Laguna Niguel, CA 92677.

RECITALS

WHEREAS, the Company is an app development company that, among other things, sells apps and app-design or related services to business customers (the "Customers").

WHEREAS, ISO is an independent sales organization and consulting company with an expertise in the area of telephone sales and mobile marketing or advertising services; and

WHEREAS, the Company seeks to retain ISO as its independent sales organization in connection with providing telephone sales and/or other mobile marketing or advertising-related services (the "Services") for the Company's Customers..

NOW, THEREFORE, in consideration of the mutual promises herein, contained, and for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. Services and Term. Commencing as of the Effective. Date, the Company shall retain ISO, and ISO hereby agrees to be retained by the Company, to provide the Services. The term ("Term") of this Agreement shall be two (2) years, subject to earlier termination by either party on thirty (30) days' prior written notice to the other party.

2. Compensation, As full compensation to ISO for ISO's rendering of the Services to the Company, the Company agrees to pay ISO the lesser of 20% gross revenues or 60% "net revenues" paid to the Company for any products or services sold by the Company to Customers in connection with ISO's performance of the Services, including without •limitation, directory listing revenues paid by Customers to the Company for subscriptions for the Company's Travel America Visitor Guide service that have been solicited or marketed by i5 (such compensation, hereinafter, "Commissions"). For purposes of this Agreement, "net revenues" refers to sales revenues after costs of goods/services sold, and which costs of goods/services sold shall include, without limitation, any fees and payments in connection with specific sales campaigns in question such as labor, sales commissions paid, internet fees, filing fees, agency fees, advertising third party fees and other third party payments. All Commissions paid to ISO pursuant to this Section 2 shall be paid by the Company on a calendar monthly basis and on or about the 108 day of each month, for applicable gross revenues actually received by the Company during the prior calendar month. Each such Commission payment shall include a written accounting explaining the basis for the payment (e.g. the total amount of applicable gross revenues on which the applicable payment was based). The parties agree that ISO shall have the right to inspect and audit the Company's books and records no more than two (2) times per calendar quarter for purposes of confirming the accuracy of Commission payments made by the Company pursuant to this Section 2 (any such inspection or audit, an "Audit"). ISO shall bear the full cost of any such Audits, except that Audit costs will be reimbursed by the Company in the event that an. Audit reveals an underpayment by the Company in excess of 10%. The Company shall have the right under this Agreement to either (i) receive reimbursement of Commission payments previously made by the Company to ISO, or (ii) offset reimbursement obligations against future Commission payment obligations, in either case as result of product returns, chargebacks or other Customer refunds associated with the Services.

3. Miscellaneous.

3.1 Assignment. This Agreement is not transferable or assignable, without the prior written consent of the other party, except that either party may transfer or assign this Agreement without the consent of the other party in connection with a change of control of the assigning party, a merger of the assigning party with another company or entity, or a sale of substantially all of the assigning party's assets.

3.2 Execution and Delivery of Agreement, Each of the parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the parties.

3.3 Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

3.4 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement

3.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

3.6 Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the parties.

3.7 Counterparts. This Agreement may be executed in any number of counterparts, each, of which shall be an original, but all of which together shall constitute one and the same instrument.

3.8 Governing Law, This Agreement is governed by and shall be construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law.

3.9 Any notice hereby required or permitted to be given pursuant to this Agreement shall be sufficiently given if in writing and delivered in person or sent by facsimile, electronic mail, overnight courier or First Class mail, postage prepaid, to either party at the address of such partystated below on the signature page of this Agreement or such other address as shall have been designated by written notice by such party to the other party in accordance with this Section 3,9. Any notice or other communication required or permitted to be given under this Agreement will be deemed given (1) upon personal delivery to the party to be notified (ii) on the day when delivered by electronic mail to the proper electronic mail address, (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) the first business day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (v) the third business day after the day on which such notice was mailed in accordance with this Section.

3.10 Should suit be brought to enforce or interpret any part of this Agreement, the "prevailing party" shall be entitled to recover its costs of suit, including reasonable attorneys' fees from the non-prevailing party.

3.11 Independent Contractor, Each of the parties understands and agrees that in connection with ISO's rendering of services pursuant to this Agreement, ISO shall be deemed at all times to have been, or to be, an independent contractor with respect to the Company, and that under no circumstances shall ISO be deemed an employee, agent, or representative of the Company. ISO shall have no right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the Company.

3.12 Non-disclosure and Non-Use of Company Confidential Information, Non-

solicitation/non-competition; Ownership of Property, inventions, improvement and original works of authorship.

3.12.1 For purposes of this Agreement, Company Confidential Information means any confidential, proprietary, and/or trade secret information of the Company or material derived therefrom, unknown to the general public, which is disclosed by the Company to the ISO under this Agreement and/or• in connection with ISO's performance of the Services as described in Section 1 above. Company Confidential Information includes, without limitation, technical, trade secret, commercial, and financial information about the Company's (a) research or development; (b) marketing plans or techniques, contacts, or customers, including statistical sales information; (c) organization or operations; (d) business development plans (i.e., licensing, supply, acquisitions, divestitures, or combined marketing), forecasts or similar documents; (e) products, licenses, trademarks, patents, other types of intellectual property, or any other contractual right or interest, either as of, or subsequent to, the Effective Date; (f) information regarding employees or independent contractors hired or engaged by the Company; and (g) client databases and customer lists, including without limitation, lists or names of Customers. All Company Confidential Information disclosed by the Company to ISO in tangible form (including, without limitation, information incorporated in computer software) shall be and remain the property of the Company. ISO shall neither use nor disclose Company Confidential Information from the Company for any purpose other ISO's rendering of the services pursuant to the Agreement. The parties hereto recognize and agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Company Confidential Information disclosedpursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Company Confidential Information. ISO shall not make, have made, use or sell for any purpose any product, service or other item using, incorporating or derived from any Company Confidential Information.

3.12.2 Upon the expiration or termination of this Agreement, ISO shall return to the Company all tangible forms of Company Confidential Information then in its possession, including any and all copies and/or derivatives of Company Confidential Information made by ISO as well .as any writings, drawings, specifications, manuals, or other printed or electronically stored. material based on, or derived from, Company Confidential. Infuriation. Any material or media not subject to return must be destroyed. ISO shall, not disclose to third parties any Company Confidential Information or any reports, recommendations, conclusions, or other results of work under this Agreement without prior consent of an officer of the Company. The obligations set forth in this Section 3.12, including the obligations of confidentiality and non-use, shall be continuing and shall survive the expiration or termination of this Agreement and will continue for a period of five (5) years.

3.12.3 The obligations of confidentiality and non-use set forth herein shall not apply to the following: (i) Company Confidential Information at or after such time that it is or becomes publicly available through no fault of the ISO; (ii) Company Confidential Information that is already independently known, to the ISO as shown by prior written records; (iii) Company Confidential Information at or after such time that it is disclosed to the ISO by a third party with the legal right to do so; or (iv) Company Confidential Information required to be disclosed pursuant to judicial process, court order, or administrative request, provided that the ISO shall so notify the Company sufficiently prior to disclosing such Company Confidential Information as to permit the Company to seek a protective order.

3.12.4 As a material inducement for the Company to enter into this Agreement, ISO agrees that during the Term of this Agreement, and for a period of three (3) years thereafter, ISO will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever: (a) solicit, induce, or attempt to influence, directly or indirectly, any supplier, client, customer, or prospective supplier, client or customer of the Company to reduce, curtail or discontinue business with the Company; (b) employ or retain or attempt to employ or retain, directly or indirectly, any person who at that time is, or within twelve (12) months prior thereto had been, employed or retained by the Company; or (c) solicit, induce or attempt to influence, directly orindirectly, any employee or independent contractor of the Company to reduce, curtail or terminate his, her or its employment or independent contractor relationship with the Company. In addition, as a material inducement for the Company to enter into this Agreement, ISO agrees that during the Term of this Agreement and for a period of three (3) years thereafter, ISO will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever directly or indirectly, promote, sell or solicit orders for any products or services which, in the opinion of the Company, are in competition with the Company's products or services.

3.12.5 Nothing in this Agreement is intended to grant any right ISO under any patent, mask work right, copyright, trade secret or property right (including without limitation any intellectual property right) of the Company, and the parties understand and agree that any and all property owned by the Company prior to or subsequent to the Effective Date remain the exclusive property of the Company, notwithstanding the parties' execution and delivery of this Agreement. All work arising from th.e services performed hereunder and all materials and products developed or prepared for Company by ISO in connection with the Services performed hereunder are the exclusive property throughout the work of Company, and all right, title and interest therein shall vest in Company. All documentation, inventions, discoveries, processes, ideas, methods, designs, know-how, whether or not patentable, and other copyrightable materials developed or prepared by ISO in connection with the services performed hereunder shall be assigned to the Company. Any and all inventions, discoveries, processes, ideas, methods, designs and know-how, whether or not patentable, which ISO may conceive or make either alone or in conjunction with others, during the Term of this Agreement, which in any way pertain to or are connected with the services performed hereunder, shall be the sole and exclusive property throughout the world of Company; and ISO, whenever requested to do so by Company, at Company's expense, and without further compensation or consideration, shall promptly execute any and all applications, assignments and other instruments and perform such acts which Company shall deem necessary or advisable in order to apply for and obtain copyrights, letters patent and other applicable statutory protection throughout the world for said inventions, ideas and discoveries, and in order to assign and convey to Company the sole and exclusive right, title and interest throughout the world in and to said inventions, discoveries, processes, ideas, methods, designs and know-how, or any applications, copyrights or• patents thereof.

3.13 The parties acknowledge and agree that, if there is any breach by ISO of the provisions of Section 3.12 of the Agreement, the Company will suffer irreparable injury that cannot be compensated by money damages and therefore will not have an adequate remedy at law. Accordingly, if the Company institutes an action or proceeding to enforce the provisions of Section 3.12 of this Agreement, the Company will be entitled to seek such injunctive relief, specific performance, or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. These rights will be in addition to and without prejudice to such other rights as the Company may have in law or in equity.

3.14 Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy.

3.15 Except as otherwise expressly stated herein, termination of this Agreement for any reason shall not affect any of the rights or obligations of either party that exists as of th.e date of termination, and which rights and obligations shall survive such termination.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

"Company"

Iconosys, Inc., a California corporation

By: /s/ Brandon Chabner

Brandon Chabner

Corporate Secretary

“ISO”

Ad Shark, Inc., a California corporation

By: /s/ Wayne Irving II

Wayne Irving II

President and Chief Financial Officer